Exhibit 10.5

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("**Agreement**"), dated October 27, 2022 (the "**Effective Date**"), is between Go Green Global Technologies Corp., a Nevada corporation (the "**Company**") and HATTIE CORRINE COUCH, an individual (the "**Contractor**"). The Company and Contractor or hereinafter also referred to as a "party" and collectively as the "parties.

WHEREAS, The Board of Directors of Go Green Global Technologies Corp. (the "Board") and its Chief Executive Officer have caused Go Green Global Technologies Corp. to enter into an Independent Contractor agreement with Contractor.

The parties therefore agree as follows:

1. INDEPENDENT CONTRACTOR.

(a) **Position.** Go Green Global Technologies Corp. hereby agrees to assign Contractor the position and title of Chief Operating Officer, and Contractor hereby agrees to accept such title with Go Green Global Technologies Corp., upon the terms and conditions contained in this Agreement.

(b) **Duties.** During the Independent Contractor Period, Contractor shall serve on a full-time basis and perform services in a capacity and in a manner consistent with Contractor's position with the Company. Contractor shall (i) have the title of Chief Operating Officer commencing as of the Effective Date and shall have such duties, authorities and responsibilities as are consistent with such position, and as the CEO and Board may designate from time to time while the Contractor serves as the Chief Operating Officer of the Company. Contractor will report directly to the CEO and the Board; Contractor shall devote substantially all of Contractor's business time and attention and Contractor's best efforts (excepting vacation time, holidays, sick days and periods of disability) to Contractor's Independent Contractor and service with the Company; provided, that this Section 1 (b) shall not be interpreted as prohibiting Contractor from (i) managing Contractor's personal investments (so long as such investment activities are disclosed and not in conflict of interest to Company's nature), (ii) engaging in outside part-time activities so long as they do not interfere with Contractor's obligation to the Company, and requiring Contractor's disclosure that is subject to approval by the Company and Board.

2. TERM AND TERMINATION.

(a) **Duration.** This Agreement shall commence on the Effective Date and shall continue, subject to earlier termination of such Independent Contractor pursuant to the terms hereof, until (and including) October 27, 2024 (the "Independent Contractor Period"). In the event Contractor continues in Independent Contractor after the expiration of the Independent Contractor Period and has not entered into a new agreement as of the expiration of the Independent Contractor Period, such relationship shall be "at will" and this Agreement may be terminated at any time by either party on thirty (30) days written notice.

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(b) **Termination.**

1. The Company may terminate this agreement for cause at any time without notice under the circumstances of;

(i) Contractor's willful and continued failure to perform her duties hereunder or to follow the lawful direction of the CEO or the Board or a material breach of this Agreement after written notice specifying the failure or breach; provided, however, that notice shall not be required in the event of Contractor's breach of Sections 5, 7, or 8 of this Agreement;
(ii) theft, fraud, or dishonesty with regard to the Company or in connection with Contractor's duties;
(iii) Contractor's indictment for, conviction of (or pleading guilty or *nolo contendere* to) a felony or any lesser offense involving fraud, or moral turpitude;
(iv) material violation of the Company's Code of Conduct or similar written policies after written notice specifying the failure or breach;
(v) willful misconduct unrelated to the Company having, or likely to have, a material negative impact on the Company (economically or its reputation) after written notice specifying the failure or breach;
(vi) an act of gross negligence or willful misconduct by the Contractor that relates to the affairs of the Company;
(vii) material breach by Contractor of any provisions of this Agreement;

2. The Contractor may terminate this agreement with or without cause so long as the Contractor provides written notice in the amount of sixty (60) days.

3. The Contractor acknowledges that upon any termination of this Agreement, Contractor is not entitled to further compensation from the Company past the date of termination.

(c) **Company Policies.** The Independent Contractor relationship between the parties will also be governed by the general Independent Contractor policies and practices of the Company, or any general Independent Contractor policies and practices the Company may implement. If any terms of this Agreement differ from or conflict with the Company's general Independent Contractor policies or practices, this Agreement will control.

3. COMPENSATION.

The Contractor will be compensated for her services as follows:

(a) **Compensation.** The Company shall compensate the Contractor an annual rate of $96,000 (the "**Base Compensation**"), payable in monthly installments on the first (1st) of each month during the Independent Contractor Period. The Base Compensation may be subject to increases, as may be determined from time to time by the Company.

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(b) Restricted Stock Gra n t. Upon acceptance of this Agreement, Contractor shall receive a re s tricted s tock g r an t of Six Hw1dred Thousand shares of the Company ' s Common Stock (the " Co mm o n St oc k' ) , with 250,000 s hares vesting upon execution of this agreement, 200,000 shares vesting on December I st, 2022, and 150,000 shares vesting in equal i ns t a ll ments of 12 , 500 shares per month beginnin g January 1, 2023 over the course of the following 12 months. (c) Wi th hol din g . Independent Contractor is not an employee of the Company. All payments to her under this Agreement will be reported on I099 Form for the appropriate tax year an d the Contractor w ill be respon s ibl e for her own payment of all federal, state and local taxes. Notwith s tandjng the foregoing , the parties agree to convert this Agreement into an employment agreement at such time as the Company has set up its payroll system with ADP or another provider; provided , further, that Contractor will be entitled to participate in all benefit programs available to the executive officers of the Company. 4. E XPENSES. The Company shall reimburse the Contractor for all business expenses incurred by the Contractor in connection with her duties under this Agreement in accordance with the Company's reimbursement policies that may be modified from time to time. The reimbursement of these expenses is subject to the Contractor's presentation to the Company of receipts, statements, and vouchers to the Company's satisfaction. Any expenses in excess of $1000 for any month must be pre - approved in writing by the Company. 5. CONFIDENTIAL INFORMATION, PROPRIETARY INFORMATION AND NON - DISCLOSURE. The Contractor agrees that she will be a recipient of confidential and proprietary information treated, designed, gathered, ordered by, and conceived by the Company or prepared by a third party such as a client, attorney, Contractor, owner, shareholder, member, manager, lender, or representative for the Company's business purpose. The Contractor agrees that the dissemination of such information to any third party could cause significant harm to the Company. The Company is willing to disclose information to the Contractor subject to the terms and conditions herein set forth. (a) Confidential Information. For purposes of this Agreement, "Confidential Information" includes information relating to the Company or its current or proposed business, financial statements, budgets and projections, customer identifying information, potential and intended customers, employers, products, services, computer programs, specifications, manuals, software, analyses, strategies, marketing plans, business plans, methods of production, ideas, concepts, systems, practices, methods, techniques, processes, schematics, inventions, discoveries or theories of information which may be provided orally, in writing, by drawings, or by any other media. The Contractor will treat the Confidential Information as confidential and will not disclose it to any third party or use it for any purpose but to fulfill her obligations in this Independent Contractor Agreement - Corrine Couch 3

Agreement. ln addition, the Contractor shall u se due care and diligence to prevent the unauthorized u se or disclosure of that information. (b) Proprietary Info r mation . For purposes of this Agreement, " Propriet a ry Information" shall mean a ll Comp a ny intellectual property, customer relationships, personnel inform at ion , or sales, marketing an d fin anc ia l and operational information, r ec ord s , and specifications, confidential or trade secret information (including but not limited to "trade secrets" as defined in Sec t i on 3426.1 of the California Civil Code). The Comp a ny and any of its affiliates shall have the ex cl us i ve, worldwide rights and ownership to Contractor's contribution to all Proprietary Information, as well as the exclusive worldwide rights to reproduce, adapt, publish, market, dis t ribu te se ll , licen se and display Contractor's contribution to any and all Proprietary Information. The ri g hts may be exercised by the Company through the Company or any affiliates. Nothing contained in this Agreement shall be construed as an assignment or grant to Contractor of any r igh t , title, or interest in or to any Proprietary Information, it being understood that all ri g hts rel a ting thereto owned by the Company are reserved by the Company. Contractor is deemed to have simultaneously assigned, transferred, and conveyed to the Company any trade rights, trademark, service mark, or copyright, equities, good will, titles, or other rights in and to Contractor's contribution to Proprietary Information, including which may have been obtained or created by Contractor's contribution to any and all Proprietary Information during the Independent Contractor relationship, and from the Effective Date. Any such assignment or conveyance shall be made without other considerations. (c) Co n tractor Obligations . Contractor promises and agrees to hold the Confidential Information and Proprietary Information including any such information developed by the Contractor for the Company in confidence . Contractor further promises and agrees : (i) to protect and safeguard Confidential and Proprietary Information against any unauthorized use, publication, or disclosure and not disclose same to any person or entity other than Contractors or agents of the Company who need to know the Confidential Information and Proprietary Information and, in those instances, only to the extent justifiable by that need; (ii) not to use any of the Confidential Information and Proprietary Information except for the business purpose of the Company; (iii) not to, directly or indirectly, reveal, report, publish, disclose, transfer or otherwise use any of the Confidential lnfonnation for any purpose whatsoever except as specifically authorized by the Company in accordance with this Agreement; (iv) to keep record of the Confidential Information and Proprietary Infonnation furnished by the Company and to retain upon request of the Company, all Confidential Information and Proprietary Information received in written or tangible form, including copies or reproductions within ten (10) days of such request; (v) that in the event the Contractor becomes legally compelled by deposition, interrogation, subpoena, civil investigative demand or similar process to disclose any of the Confidential Information and Proprietary Information, the Contractor so compelled shall provide the Company with prompt prior written notice of such requirement so the Company may seek a Independent Contractor Agreement - Corrine Couch 4 protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event the Company does not obtain a protective order, the Contractor agrees to f urni s h only the portion of Confidential Jnformation and Proprietary Information, which it is a dv i se d by written opinion of counsel is legally required; (v i ) that Contractor shall have no right to assign its rights under this section, whether by expressly or by operation of law, without the written consent of the Company. The Agreement and Contractor's obligations hereunder shall be binding on representatives, permitted assigns, a n d successors of Contractor and shall inure to the benefit of the representatives, assigns and successors of the Company. (d) Exceptions. The confidentiality obligations hereunder sha11 not apply to: (i) inform at ion which is , or later becomes lawfully obtainable from other non - sources; confidential (ii) inform a t ion th a t was known to Contractor prior to the disclosure thereof by the Company to Contr a ctor , as evidenced by written records; (iii) information that the Company waives the Contractor's duty as to the confidentiality in writing. (e) No Right to Confidential Information or Proprietary Information. Contractor hereby agrees and acknowledges that no license, either express or implied, is hereby granted to Contractor by the Company to use any Confidential Infonnation and Proprietary Information and that all Confidential Information and Proprietary Information, even if created by Contractor shall be the exclusive property of the Company and the Contractor has no right or title thereto. The Company makes no representation or warranty as to the accuracy or completeness of the Confidential Information and Proprietary Information and Contractor agrees that the Company and its Contractors and agents shall have no liability to Contractor resulting from any use of Confidential Information and Proprietary Information. (f) Indemnification. Contractor agrees to indemnify and hold harmless the Company and its owners, officers, directors, shareholders, members, managers, Contractors, lenders, and agents from and against any all losses, damages, claims, liabilities, expenses, jointly or severally incurred by the Company as a result of Contractor's breach of this Confidential Information, Proprietary Information and Non - Disclosure provision. (g) Remedies. Contractor agrees that she shall be liable for all damages caused to the Company by her disclosure of Confidential Information and Proprietary Information, either directly or indirectly, including, but not limited to, loss of revenue, loss of business, loss of customers, loss of goodwill, and loss of trade secrets. The Company may prosecute Contractor for any violation of this provision, at Contractor's expense, and the Company's remedies shall include, but not be limited to, damages, punitive damages and special damages. Contractor hereby further agrees that the Confidential Information and Proprietary Information referenced herein are of a unique character and that the breach of this Agreement would cause l Ƒ d e pen de nt Contractor Agreement - Corrine Couch 5

the Company irreparable harm which cannot be reasonably or adequately compensated for in damages in action or at law. Therefore, the Company shall also be entitled to injunctive relief for such breach with the requirement that a bond be posted in addition to any other rights or remedies the Company may have in law or in equity.

6. RETURN OF PROPERTY.

Within three (3) days of the expiration or earlier termination of this Agreement or the Independent Contractor Period, the Contractor shall return to the Company, retaining no copies or notes, all Confidential Information, Proprietary Information, and all other Company products, samples, models, equipment, property, and documents relating to the Company's business including reports, abstracts, lists, correspondence, information, computer files, computer disks, and other materials and copies of those materials obtained by the Contractor during and in connection with her work with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork or creative work, notebooks, and similar items relating to the Company's business, whether prepared by the Contractor or by others, remain the Company's exclusive property.

7. USE OF TRADEMARKS.

The Contractor may only use, reproduce, and distribute the Company's service marks, trademarks, and trade names (collectively, the "**Company Marks**") in connection with her Independent Contractor and the terms of this Agreement. Any goodwill received from this use will accrue to the Company, which will remain the sole owner of the Company Marks. The Contractor may not engage in activities or commit acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company's interest in the Company Marks. The Contractor may not cause diminishment of value of the Company Marks through any act or representation. The Contractor may not apply for, acquire, or claim an interest in any Company Marks, or others that may be confusingly similar to any of them, through advertising or otherwise. At the expiration or earlier termination of this Agreement or the Independent Contractor Period, the Contractor will have no further right to use the Company Marks, unless the Company provides written approval for each use.

8. NON-SOLICITATION.

During the Independent Contractor Period and for a period of three (3) years after, the Contractor may not:

(a) canvass or solicit the business of (or procure or assist in the canvassing or soliciting of) any client, customer, or Contractor of the Company who is known to the Contractor because of her association with the Company during the Independent Contractor Period for the purposes of competing with the Company;

(b) accept (or procure the acceptance of) business from a client, customer, or Contractor of the Company known to the Contractor because of her association with the Company during the Independent Contractor Period for purposes of competing with the Company. However, the Company may consent to this competition in writing; or

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(c) otherwise contact, approach, or solicit (or procure the contacting, approaching, or soliciting of) an entity known to the Contractor because of her association with the Company before the Effective Date in a way that could be detrimental to the Company.

9. INDEMNIFICATION.

(a) **Of Company by Contractor.** At all times after the Effective Date of this Agreement, the Contractor shall indemnify the Company and its owners, officers, directors, shareholders, members, managers, Contractors, lenders, and agents (collectively, the "**Company Indemnitees**") from all damages, liabilities, expenses, claims, or judgments (including interest, penalties, reasonable attorneys' fees, accounting fees, and expert witness fees) (collectively, the "**Claims**") that any Company Indemnitee may incur and that arise from:

(i) the Contractor's gross negligence or willful misconduct arising from the Contractor's carrying out of her obligations under this Agreement; or

(ii) the Contractor's breach of any of her obligations or representations under this Agreement.

(b) **Of Contractor by Company.** At all times after the Effective Date of this Agreement, the Company shall indemnify the Contractor from all Claims that the Contractor may incur arising from:

(i) the Company's operation of its business;

(ii) the Company's breach or alleged breach of, or its failure or alleged failure to perform under, any agreement to which it is a party; or

(iii) the Company's breach of any of its obligations or representations under this Agreement. However, the Company is not obligated to indemnify the Contractor if any of these Claims result from the Contractor's gross negligence or willful misconduct.

10. FORCE MAJEURE.

A party will not be considered in breach or in default because of, and will not be liable to the other party for, any delay or failure to perform its obligations under this Agreement by reason of fire, earthquake, flood, pandemic, explosion, strike, riot, war, terrorism, or similar event beyond that party's reasonable control (each a "**Force Majeure Event**"). However, if a Force Majeure Event occurs, the affected party shall, as soon as practicable:

(a) notify the other party of the Force Majeure Event and its impact on performance under this Agreement; and

(b) use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations under this Agreement.

11. CHOICE OF LAW.

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The laws of the state of Connecticut govern this Agreement (without giving effect to its conflicts of law principles).

12. ARBITRATION.

The Contractor and Company agree that in the event a dispute arises concerning or relating to this Agreement, or the Contractor's Independent Contractor with the Company, or any termination thereof, all such disputes shall be submitted to binding arbitration before an arbitrator experienced in Independent Contractor law. The arbitration will be conducted in accordance with the rules applicable to Independent Contractor disputes of Judicial Arbitration and Mediation Services ("**JAMS**"). The Company will be responsible for paying any filing fees and costs of the arbitration proceeding itself (for example, arbitrator's fees, conference room, transcripts), but each party shall be responsible for its own attorneys' fees; provided, however, that the arbitrator shall award attorneys' fees and costs to the prevailing party, except as prohibited by law. The Company and Contractor agree that this promise to arbitrate covers any disputes that the Company may have against Contractor, or that Contractor may have against the Company and all of its affiliated entities and their owners, officers, directors, shareholders, members, managers, employees, lenders, and agents arising out of or relating to this Agreement, the Independent Contractor relationship or termination of Independent Contractor, including any claims concerning the validity, interpretation, effect or violation of this Agreement; violation of any federal, state, or local law; any tort; and any other aspect of Contractor's compensation or Independent Contractor. The Company and Contractor further agree that arbitration as provided in this section 14 shall be the exclusive and binding remedy for any such dispute and will be used instead of any court action which is hereby expressly waived, except for any request by either party hereto for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law, or an administrative claim with an administrative agency. The Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Connecticut, or federal law, if Connecticut law is preempted. The arbitration shall be conducted in Brookfield, Connecticut, unless otherwise mutually agreed. The parties agree that (i) no arbitration proceeding hereunder shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. The parties agree to arbitrate a dispute on an individual basis, and each waives the right to participate in a class action.

13. CLASS ACTION WAIVER. By signing this Agreement, Contractor and the Company waive their right to commence, be a party to, or act as a class member in, any class or collective action in any court action against the other party relating to Independent Contractor issues. Further, the parties waive their right to commence or be a party to any group, class or collective action claim in arbitration or any other forum. The parties agree that any claim by or against Contractor or the Company shall be heard without consolidation of such claim with any other person or entity's claim.

14. AMENDMENTS.

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No amendment to this Agreement will be effective unless it is in writing and signed by both parties.

15. ASSIGNMENT AND DELEGATION.

(a) **No Assignment.** The Contractor may not assign any of her rights under this Agreement, except with the prior written consent of the Company.

(b) **No Delegation.** The Contractor may not delegate any performance under this Agreement, except with the prior written consent of the Company.

(c) **Enforceability of an Assignment or Delegation.** If a purported assignment or purported delegation is made, or if both are made, in violation of this section 16, it is void and they are void.

16. COUNTERPARTS; ELECTRONIC SIGNATURES.

(a) **Counterparts.** The parties may execute this Agreement in any number of counterparts, each of which is an original but all of which constitute one and the same instrument.

(b) **Electronic Signatures.** This Agreement is considered signed when a party's signature is delivered by facsimile, email, or other electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

17. SEVERABILITY.

If any provision in this Agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, but this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in this Agreement.

18. NOTICES.

(a) **Writing; Permitted Delivery Methods.** Each party giving or making any notice, request, demand, or other communication required or permitted by this Agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this Agreement: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email.

(b) **Addresses.** A party shall address notices under this section to a party at the following addresses:

If to the Company:
Danny G. Bishop, CEO
5 Production Dr.

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Brookfiel d , CT 06804 I fto the Contractor: Hattie Corrine Couch 300 Massachusetts Ave N W , Apt 736 Washington, DC 20001 (c) Effe c tivenes s . A notice is effective only if th e party giving notice complies with subsect i ons (a) a n d (b) an d if the r ec ipi en t receives the notice. 19. WAIVER. No waiver of a breach failure of any condition, or any ri g ht or remedy contain e d in or granted by the pro v i s i ons of this Agreement w il I be effective unless it i s in writing and signed by the party waiving the breach, failure, ri gh t, or r eme dy. No wa iver of any bre a ch, failure, right, or remedy will be d eeme d a wa iv e r of any other br e ach, fa ilure , right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unle ss th e writing so specifies. 20. EN TI RE AGREEMENT. This Agreement con s titut e s the final agreement of the parties. It is the complete and exclusive expression of the parties' agreement with re s pect to the subject matter of this Agreement. All prior and cont e mporaneous communications , ne g otiations, and agreements between the parties relating to the subject matter ohhis Ag r eement (including the Original Agreement) are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified by evidence of trade usa g e or a prior course of dealings. Neither party was induced to enter this Agreement by, and neither party is relying on , any statement, representation, warranty, or agreement of the other party except those set forth expressly in this Agreement . Except as set forth expressly in this Agreement, there are no conditions precedent to this Agreement's effectiveness . 21. HEADINGS. The descriptive headings of the sections and subsections of this Agreement are for convenience only, and do not affect this Agreement's construction or interpretation. 22. LEGAL ADVICE. Each party has had the opportunity to review this Agreement with its attorneys and other professional advisors of its choice. Contractor acknowledges that she has not received or relied upon any advice concerning this Agreement from any attorneys or other advisors of the Company. 23. SURVIVAL. Sections 7 , 8., 2., .lil, ll, .12, 1.1, .l.:l, .1.5. , 21, 21. and 2i hereof will survive any termination of this Agreement. Ind e pendent Contractor Agr ee ment - Corrine Couch 10

24. EFFECTIVENESS . This Agreement wi ll become effective when all parties h av e s i gned it. 25. NECESSARY ACTS; FURTHER ASS U RA NC ES . The Contractor, the Company, and the Company's agents sh al l u se all rea s on ab l e efforts to ta k e, or cause to be taken, all actions necessary or d es i rab l e to con sw n ma t e and make eff e ctive th e transactions this Agreemen t contemplates or to evidence or carry out the intent and purpo ses o f this Agreement. [SIGNATURE PAGE TO FOLLO W ] lnd e peadent Contractor Agreement - Corrine Couch 11

[SIGNATURE PAGE TO INDEPENDENT CONTRACTOR AGREEMENT] In witness hereof, the parties execute this Agreement as of the date first written above. COMPANY: CONTRACTOR: GO GREEN GLOBAL TECHNOLOGIES CORP. By: : ., " _J I::< - L !_: N am e : D a nny Bishop / T itl e : CEO / ) Hattie Corrine Couch J n d e pe n de n t C o ntra c t o r A gr e e m en t - Corrine Couch 12

<u>EXHIBIT A</u>

Roles and Responsibilities -

Functions of the Chief Operations Officer include but are not limited to the following;

- Design and implement policies to promote company culture and vision, and oversee operation to keep the business on track
- Set comprehensive goals for performance and growth
- Oversee daily operations of the company and the work of executives
- Create internal policies and procedures for company operation
- Participate in expansion activities including but not limited to investments, acquisitions, corporate alliances, etc.
- Identify, prepare, and facilitate applications for government loan and grant programs
- Manage relationships with partners/vendors
- Oversee outward facing communications including press releases, filings, and other necessary communications pursuant to the nature of a publicly traded company

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